                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Balance Sheet at September 30, 1998       Filed
             (Unaudited, subject to adjustment)        herewith

   B         Statement of Income and                   Filed
             Accumulated Deficit for the twelve        herewith
             months ended September 30, 1998
             (Unaudited, subject to adjustment)

   C         Statement of Cash Flows                   Filed
             for the twelve months ended               herewith
             September 30, 1998
             (Unaudited, subject to adjustment)